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                                    EXHIBIT I



ITEM 3

        (b)   X     Bank as defined in Section 3(a)(b) of the Act
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                    Chancellor LGT Trust Company

        (c)   X     Investment Adviser registered under Section 203 of the
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Investment Advisers Act of 1940.

                    Chancellor LGT Asset Management, Inc.